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                                                                Exhibit (10)(bb)

                 SECOND AMENDMENT TO THE SUNDSTRAND CORPORATION
                           DEFERRED COMPENSATION PLAN
              (As amended and restated effective December 19, 1997)


           WHEREAS, The Sundstrand Corporation Deferred Compensation Plan (the "Plan") was established effective as of January 1, 1995; and

           WHEREAS, the Plan was amended and restated in its entirety effective as of December 19, 1997 (which amendment and restatement superceded an earlier amendment and restatement which was to have become effective as of December 31,
1997); and

           WHEREAS, by resolution of the Board of Directors of Sundstrand Corporation the Plan was amended effective as of April 21, 1998 and such amendment was formally incorporated into the Plan by the First Amendment to the Plan, as amended and restated effective December 19, 1997; and

           WHEREAS, at the Sundstrand Corporation Compensation Committee meeting of May 26, 1998, the Compensation Committee authorized management to amend the Plan in certain respects so as to be consistent with the intent and purposes of amendments to the employment and severance agreements with certain employees of the Corporation.

           NOW, THEREFORE, pursuant to the authorization of the Compensation Committee of the Board of Directors of Sundstrand Corporation the Plan (as amended and restated effective December 19, 1997) be and it hereby is amended effective as of June 1, 1998, as follows:

           1.       Section 7.5 of the Plan is amended to read as follows:

                    "Section 7.5. Change in Control; Potential Change in
                    Control.

                    (a) In the event of a "Change in Control" (as defined below), (i) if termination of an Executive's employment occurs at any time after such Change in Control, the affected Executive will receive payment of his or her account balances at the time of his or her termination of employment, or (ii) if a Director ceases to be a Director of the Corporation or of the entity acquiring control of the Corporation, the affected Director will receive payment of his or her account balance at the time he or she ceases to be a Director of the Corporation or of the entity acquiring control of the Corporation.

                    For purposes of this Plan, "Change in Control" shall mean any of the following events:

                             (i) The acquisition (other than from the Corporation) by any person (as such term is defined in Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent (25% or more of the combined voting power of the Corporation's then outstanding voting securities;

                             (ii) The individuals who, as of the date hereof, are members of the Board (the "Incumbent Board"), case for any reason to constitute a majority of the Board, unless the election, or nomination for election by the Corporation stockholders, of any new director was approved by a vote of a majority of the Incumbent Board, and such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; or



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                             (iii) (1) A merger or consolidation involving the
         Corporation (or any direct or indirect subsidiary of the Corporation) or (2) the issuance of shares of capital stock of the Corporation in connection with a merger or consolidation involving the Corporation (or any direct or indirect subsidiary of the Corporation) if, in the case of clause (1) or clause (2), the stockholders of the Corporation immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, immediately following such merger or consolidation, more than sixty-seven percent (67%) of the combined voting power of the then outstanding voting securities of the person issuing securities in the merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Corporation outstanding immediately before such merger or consolidation; provided, however, that for purposes of clause (1) and clause (2), voting securities of the Corporation issued in connection with the merger or consolidation, including securities to cover stock options or cure "tainted" shares (whether issued in the merger or consolidation or pursuant to a public or private offering related thereto), shall be treated as having been issue din such merger or consolidation and not as having been outstanding immediately prior to such merger or consolidation or (3) a complete liquidation or dissolution of the Corporation or consummation of the sale or other disposition of all or substantially all of the assets of the Corporation.

                             Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to clause (a), solely because twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding voting securities is acquired by (A) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Corporation or any of its subsidiaries or (B) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Corporation in the same proportion as their ownership of stock in the Corporation immediately prior to such acquisition."

                    (b) Upon the occurrence of each Potential Change in Control (as defined below), the Company shall notify in writing each Executive and each Director who has made a deferral under the Plan of the occurrence of such event and each such Executive or such Director shall have the right within the 14-day period following receipt of such notice but in no event prior to the effective date of the "Change of Control" to which such notice relates to elect either to receive payment of his or her account balances as provided in subparagraph (a) of this Section 7.5 if the Change in Control occurs or to receive payment of his or her account balances on such date as such account balances otherwise would be paid under the Plan. For purposes of this Subparagraph (b) of this section 7.5, a "Potential Change in Control" means:

                             (i) The execution by the Company of a written agreement which, if consummated, would constitute a Change in Control;

                             (ii) A public announcement (including any filing with the Securities and Exchange Commission) by any "person" (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act), including any corporation or group of associated firms acting in concert, other than (I) the Company and/or (ii) any employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) of the Company, including a trust established pursuant to such plan, of an intention to take or consider taking actions which, if consummated, would constitute a Change in Control;

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                             (iii) The acquisition, whether directly,
         indirectly, beneficially (within the meaning of Rule 13d-3 of the 1934
         Act), or of record, of securities of the Company representing fifteen percent (15%) or more in number of any class of its then-outstanding voting securities by any "person" (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act), including any corporation or group of associated persons acting in concert, other than (i) the Company and/or
         (ii) an employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) of the Company, including a trust established pursuant to any such plan. For this purpose, the ownership of record of fifteen percent (15%) or more in number of any class of the then-outstanding voting securities of the Company by a person engaged in the business of acting as a nominee for unrelated beneficial owners shall not in and of itself be deemed to constitute a Potential Change in Control; or

                             (iv) The occurrence of any other event that the Board determines is a Potential Change in Control."

         2. Article VIII of the Plan is amended by deleting Section 8.1 and by adding the following new Sections 8.1 and 8.2 to provide as follows:

                    "Section 8.1. Amendment and Termination of the Plan. At any time and from time to time, by action of either the Board or by the Compensation Committee of the Board, the Corporation shall have the right to (a) amend this Plan in any respect, (b) replace this Plan with another deferred compensation arrangement or (c) terminate this Plan, provided, however, that in no event may any such amendment, replacement or termination reduce or otherwise impair any benefit provided under this Plan with respect to amounts theretofore deferred under this Plan by an Executive who is a party to an Agreement (as defined below) or by any Director, in either case, without such Executive's or such Director's prior written consent. Other than to expand coverage, the immediately preceding sentence and Section 8.2 below may not under any circumstances be amended at any time after June 1, 1998.

                    The term "Agreement" means an employment, severance or other similar agreement between the Company and any of the individuals listed on an Exhibit which shall be prepared by and kept on file for such purpose with the Company's Vice President, Corporate Human Resources or any successor to such person filling the same or an equivalent position.

                    Section 8.2. Effect of Amendment, Replacement or Termination on Prior Deferrals. Notwithstanding anything contained in this Plan to the contrary, in no event shall any amendment, replacement or termination of this Plan adversely impact the terms or conditions applicable to an Executive's (who is a party to an Agreement) or Director's or, after the death of such Executive or Director, such Executive's or Director's Beneficiary's, continued participation in or benefits provided under this Plan with respect to amounts deferred under this Plan as in effect immediately prior to the date of such amendment, replacement or termination (including without limitation, the interest theretofore accrued under the Plan and the formula and method for accruing interest as in effect immediately prior to the date of such amendment, replacement or termination which was to be used for future interest accrual with respect to amounts theretofore deferred under this Plan) without the applicable Executive's or Director's or, after the death of such Executive or Director, such Executive's or Director's Beneficiary's, prior written consent. It is the purpose of the foregoing to clearly provide that with respect to each Executive (who is a party to an Agreement) or Director who participates in the Plan, once a deferral is made by such person under the Plan in any Plan Year no subsequent amendment, replacement or


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                                      -4-

          termination of the Plan may in any negative way affect such deferral, either currently or with respect to any future period, including, but not limited to, changing the method for determining the applicable interest rate for each Plan Year, the accrual of interest on each deferral, the method for allowing such deferral to be redeferred, and the methods of payment of such deferral, prior to the time such deferral and all interest theron has been paid in full, without first obtaining the prior written consent of the person(s) entitled to receive such deferrals and the interest thereon."

          3. Article IX of the Plan is amended by adding a new Section 9.9 at the end thereof which shall provide as follows:

          "9.9. Funding of Deferrals. Notwithstanding anything to the contrary contained in the Plan:

                    (a) With respect to each deferral made by an Executive or a Director under this Plan, the Company shall within 90 days after such deferral deposit into the Sundstrand Corporation Rabbi Trust established pursuant to an Agreement dated January 30, 1996, between Sundstrand Corporation and Marshall & Ilsley Trust Company (the "Rabbi Trust") an amount equal to such deferral and shall cause the trustee for the Rabbi Trust to allocate to an account established within the Rabbi Trust in the name of each Executive or Director who has made such a deferral the amount of such deposit.

                    (b) Within 90 days after the end of each calendar year the Company shall deposit into the Rabbi Trust an amount equal to the interest accrual during the preceding calendar year in accordance with the Plan with respect to each deferral and shall cause such deposit to be credited to the applicable account of the Executive or Director.

                    (c) Each year during the months of April or May the Company's certified public accounting firm shall take such steps as it reasonably determines to be necessary to verify that the Company has made the deposits to the Rabbi Trust required hereunder and has caused such deposits to be properly credited to the appropriate accounts of each Executive and each Director. Such accountant, within 30 days after completing the required verification, shall send a written confirmation to each Executive and each Director with a deferral under the Plan as to whether the proper amounts have been deposited to the Rabbi Trust and credited to his or her account and shall advise as to the amount held under the Rabbi Trust in his or her account. In the event the Company does not retain any certified public accounting firm or the Company's certified public accounting firm refuses to perform this verification and notice, any Executive or Director may petition a federal court of competent jurisdiction in the location where the Company's main offices are located to appoint a certified public accounting firm of significant stature to perform such work. The cost of making such appointment (including, but not limited to, attorney fees and any other costs) shall be borne by the Company.

                    (d) In the event the Company fails to meet its funding obligation as provided in this Section 9.9, any Executive or Director can bring a legal proceeding before a court of competent jurisdiction (either federal, sate or local) to enforce such obligation. The costs of any such proceeding, including, but not limited to, attorney fees and any other costs, shall be borne by the Company."



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Executed at Rockford, Illinois as of the 1st day of June, 1998.

                                         SUNDSTRAND CORPORATION

                                         By: /s/ Paul Donovan
                                             -------------------------
                                         Title:     Paul Donovan
                                                    Executive Vice President and
                                                    Chief Financial Officer


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                           EXHIBIT MAINTAINED PURSUANT
                              TO SECTION 8.1 OF THE
                SUNDSTRAND CORPORATION DEFERRED COMPENSATION PLAN



           James R. Carlson
           James A. Cherry
           William R. Coole
           Paul Donovan
           DeWayne J. Fellows
           Mary Ann Hynes
           Robert H. Jenkins
           Ronald F. McKenna
           Gean B. Stalcup
           Patrick L. Thomas
           Neil D. Traubenberg
           David K. Whitehouse
           Parick J. Winn